UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2009
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2008 and certain other executive officers of the Company.

On December 16, 2009, the Committee approved extensions of the employment agreements for the following named executive officers and other executive officers: Eugene Shcherbakov, Ph.D., Managing Director of  IPG Laser GmbH and Director, Timothy P.V. Mammen, Chief Financial Officer and Vice President, Angelo P. Lopresti, General Counsel, Secretary and Vice President, George H. BuAbbud, Ph.D., Vice President-Telecommunications Products, William S. Shiner, Vice President-Industrial Markets, Alexander Ovtchinnikov, Ph.D., Vice President-Components.

 Their employment agreements were to terminate December 31, 2009. Under the amendments to the employment agreements approved by the Committee, the termination dates of the employment agreements have been extended to December 31, 2010. Each of the above-named executive officers have signed an amendment to his employment agreement. The employment agreement of Dr. Valentin Gapontsev, Chief Executive Officer and Chairman of the Board has not been amended because it expires on December 31, 2010.

The foregoing description of the amendments to the employment agreements does not purport to be complete and is qualified in its entirety by reference to the form of the amendment to employment agreements between the Company and the named executive officers and other executive officers, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01  Other Events

Certain directors and officers of IPG Photonics Corporation (the “Company”) adopted pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Robert A. Blair, a member of the Company’s Board of Directors, provides for the sale of up to a total of 70,000 shares over a period ending July 26, 2010, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Company does not undertake to report Plans that may be adopted by any employees or directors of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

Item 9.01  Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

10.1
Form of Amendment to Employment Agreement dated December 21, 2009, between the Registrant and each of Eugene Shcherbakov, Timothy P.V. Mammen, Angelo P. Lopresti, George H. BuAbbud, William S. Shiner and Alexander Ovtchinnikov.

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 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
December 21, 2009	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary

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Exhibits

Exhibit
Number	Description

10.1
Form of Amendment to Employment Agreement dated December 21, 2009, between the Registrant and each of Eugene Shcherbakov, Timothy P.V. Mammen, Angelo P. Lopresti, George H. BuAbbud, William S. Shiner and Alexander Ovtchinnikov.

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